UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A Common Stock, par value $0.0001 per share, of Clearwire Corporation
(2)

Aggregate number of securities to which transaction applies:

(A) 668,248,967 shares of Class A Common Stock outstanding and not beneficially owned by Sprint Nextel Corporation, SOFTBANK CORP. or any of their respective affiliates, (B) 65,644,812 shares of Class B Common Stock and Class B Common Units of Clearwire Communications, LLC outstanding and not beneficially owned by Sprint Nextel Corporation, SOFTBANK CORP. or any of their respective affiliates, which can be exchanged into 65,644,812 shares of Class A Common Stock, (C) 30,840,354 restricted stock units outstanding or reserved for issuance pursuant to awards made under the Company’s 2012 Performance Long-Term Incentive Plan and (D) 2,000,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants with an exercise price of less than $3.40.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 668,248,967 shares of Class A Common Stock outstanding and not beneficially owned by Sprint Nextel Corporation, SOFTBANK CORP. or any of their respective affiliates, multiplied by $3.40 per share, (B) 65,644,812 shares of Class B Common Stock and Class B Common Units of Clearwire Communications, LLC outstanding and not beneficially owned by Sprint Nextel Corporation, SOFTBANK CORP. or any of their respective affiliates, which can be exchanged into 65,644,812 shares of Class A Common Stock, multiplied by $3.40 per share, (C) 30,840,354 restricted stock units outstanding or reserved for issuance pursuant to awards made under the Company’s 2012 Performance Long-Term Incentive Plan, multiplied by $3.40 per share and (D) 2,000,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants with an exercise price of less than $3.40, multiplied by $1.65 per share (which is the excess of $3.40 over the weighted average exercise price of such warrants)

	(4)	Proposed maximum aggregate value of transaction: $2,603,396,052.20
	(5)	Total fee paid: $355,103.22

☐	Fee paid previously with preliminary materials.

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INTRODUCTION

This supplement to the proxy statement dated April 23, 2013, which we refer to as the proxy statement supplement, is being provided to you in order to update disclosure with respect to the proxy statement, the proxy statement supplement dated May 22, 2013 and the proxy statement supplement dated May 28, 2013. The information provided in the proxy statement, the proxy statement supplement dated May 22, 2013 and the proxy statement supplement dated May 28, 2013 continues to apply, except as described below. To the extent information below differs from, updates or conflicts with information contained in the proxy statement, the proxy statement supplement dated May 22, 2013 or the proxy statement supplement dated May 28, 2013, the information below is the more current information and will supersede the information in the proxy statement, the proxy statement supplement dated May 22, 2013 and the proxy statement supplement dated May 28, 2013. Clearwire Corporation urges you to carefully read the proxy statement supplement and the proxy statement, the proxy statement supplement dated May 22, 2013 and the proxy statement supplement dated May 28, 2013 in their entirety, including the annexes and information incorporated by reference therein.

SUPPLEMENT TO PROXY STATEMENT

The following information supplements the section of Other Important Information Regarding Clearwire titled “Selected Historical Consolidated Financial Data” on page 152 of the proxy statement.

Set forth below is certain selected historical consolidated financial data relating to Clearwire. The financial data has been derived from the audited financial statements contained in Clearwire’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2012, 2011, 2010 and 2009 and the unaudited financial statements contained in Clearwire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. This data should be read in conjunction with the audited financial statements and other financial information contained in (i) Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Item 7A (“Quantitative and Qualitative Disclosures about Market Risk”), Item 8 (“Financial Statements and Supplementary Data”) and Item 9A (“Controls and Procedures”) of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (ii) Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Item 7A (“Quantitative and Qualitative Disclosures about Market Risk”), Item 8 (“Financial Statements and Supplementary Data”) and Item 9A (“Controls and Procedures”) of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (iii) Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Item 7A (“Quantitative and Qualitative Disclosures about Market Risk”), Item 8 (“Financial Statements and Supplementary Data”), Item 9A (“Controls and Procedures”) of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, (iv) Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Item 7A (“Quantitative and Qualitative Disclosures about Market Risk”), Item 8 (“Financial Statements and Supplementary Data”) and Item 9A (“Controls and Procedures”) of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and (v) Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), Item 3 (“Quantitative and Qualitative Disclosures about Market Risk”), Item 1 (“Financial Statements (unaudited)”) and Item 4 (“Controls and Procedures”) of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by Clearwire with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information.”

	Three Months Ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010	2009	2008 (1)
	(in thousands, except per share data)
Statements of operations data:
Revenues	$318,042	$322,639	$1,264,694	$1,253,466	$535,103	$243,772	$17,846
Cost of goods and services and network costs (exclusive of items shown separately below)	213,181	263,790	908,078	1,249,966	912,776	410,899	131,192
Selling, general and administrative expense	141,101	142,655	558,202	698,067	870,980	515,296	146,681
Depreciation and amortization	183,633	177,973	768,193	687,636	454,003	190,273	56,106
Spectrum lease expense	83,399	79,708	326,798	308,693	279,993	259,359	90,032
Loss from abandonment of network and other assets	414	80,400	82,206	700,341	180,001	7,864	—
Transaction related expenses	—	—	—	—	—	—	82,960

Total operating expenses	621,728	744,526	2,643,477	3,644,703	2,697,753	1,383,691	506,971

Operating loss	(303,686)	(421,887)	(1,378,783)	(2,391,237)	(2,162,650)	(1,139,919)	(489,125)
Total other income (expense), net	(141,577)	(154,552)	(562,361)	(357,668)	(87,334)	(68,509)	(37,873)

Loss from continuing operations before income taxes	(445,263)	(576,439)	(1,941,144)	(2,748,905)	(2,249,984)	(1,208,428)	(526,998)
Income tax benefit (provision)	(16,625)	15,413	197,399	(106,828)	(1,218)	(160)	(61,369)

Net loss from continuing operations	(461,888)	(561,026)	(1,743,745)	(2,855,733)	(2,251,202)	(1,208,588)	(588,367)
Less: non-controlling interests in net loss from continuing operations of consolidated subsidiaries	234,935	378,972	1,182,183	2,158,831	1,775,840	894,841	156,829

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	Three Months Ended March 31,		Year ended December 31,
	2013	2012	2012	2011	2010	2009	2008 (1)
	(in thousands, except per share data)
Net loss from continuing operations attributable to Clearwire Corporation	(226,953)	(182,054)	(561,562)	(696,902)	(475,362)	(313,747)	(431,538)
Net loss from discontinued operations attributable to Clearwire Corporation	—	231	(167,005)	(20,431)	(12,075)	(11,835)	(1,088)

Net loss attributable to Clearwire Corporation	$(226,953)	$(181,823)	$(728,567)	$(717,333)	$(487,437)	$(325,582)	$(432,626)

Net loss from continuing operations per Clearwire Corporation Class A Common Share (2):
Basic	$(0.33)	$(0.40)	$(1.01)	$(2.70)	$(2.14)	$(1.66)	$(0.15)

Diluted	$(0.33)	$(0.44)	$(1.27)	$(2.99)	$(2.41)	$(1.68)	$(0.27)

Net loss per Clearwire Corporation Class A Common Share (2):
Basic	$(0.33)	$(0.40)	$(1.31)	$(2.78)	$(2.19)	$(1.72)	$(0.16)

Diluted	$(0.33)	$(0.44)	$(1.39)	$(3.07)	$(2.46)	$(1.74)	$(0.28)

Other financial data:
Capital expenditures	$49,520	$22,977	$182,401	$225,672	$2,654,612	$1,533,918	$573,537
Operating data
Subscribers:
Retail (3)	1,469	1,341	1,361	1,292	1,099	595	424
Wholesale (4)	7,944	9,659	8,220	9,122	3,246	46	—

	As of March 31,	As of December 31,
	2013	2012	2011	2010	2009	2008 (1)
	(in thousands)
Balance sheet data
Cash and cash equivalents	$172,108	$193,445	$891,929	$1,230,242	$1,690,552	$1,194,449
Investments (short- and long-term)	625,297	675,112	215,655	517,567	2,194,348	1,920,723
Property, plant and equipment, net	2,120,081	2,259,004	3,014,277	4,447,374	2,573,530	1,278,188
Spectrum licenses, net	4,237,640	4,249,621	4,298,254	4,348,882	4,404,727	4,378,850
Assets of discontinued operations	—	—	36,696	96,765	136,128	163,737
Total assets	7,437,597	7,665,789	8,842,652	11,040,486	11,267,853	9,124,167
Long-term debt, net	4,287,671	4,271,357	4,019,605	4,017,019	2,714,731	1,350,498
Liabilities of discontinued operations	—	—	25,196	32,071	39,804	32,269
Non-controlling interests	835,746	1,069,631	2,546,309	4,546,788	6,181,525	5,436,618
Total stockholders’ equity	1,480,294	1,881,622	3,646,038	5,869,998	7,772,368	7,502,810

Notes:

On November 28, 2008, Clearwire (formerly known as New Clearwire Corporation) completed the transactions contemplated by the Transaction Agreement and Plan of Merger dated as of May 7, 2008, as amended, which we refer to as the Transaction Agreement, with Clearwire Legacy LLC (formerly known as Clearwire Corporation), which we refer to as Old Clearwire, Sprint, Comcast, Time Warner Cable Inc., which we refer to as Time Warner Cable, Bright House, Google Inc., which we refer to as Google, and Intel, which we refer to together with Comcast, Time Warner Cable, Bright House and Google, the Investors. Under the Transaction Agreement, Old Clearwire was combined with Sprint’s mobile WiMAX business, which we refer to as the Sprint WiMAX Business, and the Investors invested an aggregate of $3.2 billion in the combined entity. We were formed on November 28, 2008, as a result of the closing of the transactions, which we refer to as the Closing, under the Transaction Agreement, which we refer to as the Transactions.

(1)	The year ended December 31, 2008 includes the results of operations for the Sprint WiMAX Business for the first eleven months of 2008 prior to the closing of the Transactions and the results of the combined operations of the Sprint WiMAX Business and Old Clearwire operations subsequent to the Closing.
(2)	Prior to the Closing, we had no equity as we were a wholly-owned division of Sprint. As such, we did not calculate or present net loss per share for the period from January 1, 2008 to November 28, 2008. We have calculated and presented basic and diluted net loss per share for the period from November 29, 2008 through December 31, 2008, for the years ended December 31, 2009, 2010, 2011 and 2012.
(3)	Represents the number of household individuals and business or governmental entities receiving wireless broadband connectivity through our networks.
(4)	Represents the number of devices on our networks.

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The following information supplements the section of Other Important Information Regarding Clearwire titled “Ratio of Earnings to Fixed Charges” on page 154 of the proxy statement.

	Year ended December 31, 2011		Year ended December 31, 2012		Three months ended March 31, 2012		Three months ended March 31, 2013
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(2)	—	(2)

Notes:

(1)	Losses, as adjusted were inadequate to cover fixed charges by $1.9 billion and $2.8 billion for the years ended December 31, 2012 and 2011, respectively.
(2)	Losses, as adjusted were inadequate to cover fixed charges by $448 million and $578 million for the three months ended March 31, 2013 and 2012, respectively.

The following information supplements the section of Other Important Information Regarding Clearwire titled “Book Value per Share of Common Stock” on page 154 of the proxy statement.

As of March 31, 2013, the book value per share of the Company’s Common Stock (Class A Common Stock and Class B Common Stock) was $1.01.

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